PROMISSORY NOTE SETTLEMENT AGREEMENT

      Agreement made as of this 27th day of June, 2005 by and between Amplidyne, Inc., a Delaware corporation ("Amplidyne"), and John Lee ("Purchaser").

      WHEREAS, Amplidyne has previously issued convertible promissory notes to Purchaser in exchange for loans totaling $650,000 (the "Notes"), and the Notes are convertible into shares of Amplidyne's Series C preferred stock ("Series C");

      WHEREAS, the Certificate of Designation of Series shall be amended to provide for a conversion rate of 100 shares of common stock for each Series C share;

      WHEREAS, Purchaser agrees rescind and void the Notes and all other loan agreements between Purchaser and Amplidyne in exchange for the issuance to Purchaser of Series C shares convertible into 13,000,000 shares of Amplidyne common stock;

      WHEREAS, presently Amplidyne has an insufficient amount of authorized shares of common stock to permit full conversion of the Series C Shares, prior to the conversion of the Series C Shares, Amplidyne shall use its best efforts to authorize a sufficient number of shares of common stock to effectuate the conversion of the Series C Shares;

      NOW THEREFORE, in consideration of the promises, the receipt and adequacy of which is hereby acknowledged, the Purchaser and Amplidyne hereby agree as follows:

1.    Issuance of Securities:

      1.1 Subject to the terms and conditions hereof, Amplidyne shall issue to Purchaser such number of shares of Series C convertible into 13,000,000 shares of Amplidyne common stock (the "Series C Shares").

      1.2 Purchaser agrees that this Agreement supersedes all previous loan agreements between Purchaser and Amplidyne, and rescinds and voids all previous Notes issued to Purchaser.

      1.3 Prior to conversion of the Series C Shares, Amplidyne shall use its best efforts to authorize a sufficient number of shares of common stock to effectuate the conversion of the Series C Shares.

2. Representations and Warranties of Amplidyne: Amplidyne represents and warrants to Purchaser as follows:

      2.1 This Agreement constitutes the legal, valid and binding obligations of Amplidyne and is enforceable against it in accordance with the terms hereof.

      2.2 Amplidyne is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, qualification and authority, corporate or otherwise, to own, lease and operate its properties and assets and carry on its business as and in the places where such properties and assets are now owned, leased or operated or such business is now being conducted. Amplidyne is not currently in good standing in Delaware, and intends to remedy such good standing status in each and every jurisdiction where their failure to qualify or to be in good standing would have a materially adverse effect on its financial condition, the conduct of its business or the ownership of its assets.

      2.2 Amplidyne has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Amplidyne shall be duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement shall be duly authorized, executed and when delivered by Amplidyne, constitutes the legal valid and binding obligation of Amplidyne, and is enforceable as to Amplidyne in accordance with the terms hereof.

3. Representations and Warranties of Purchaser: Purchaser represents and warrants to Amplidyne as follows:

      3.1 Purchaser has all the requisite power and authority to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser and is enforceable against him in accordance with the terms hereof.

      3.2 Purchaser understands that an investment in the Series C Shares is extremely speculative with a high degree of risk of loss that may result in the loss of Purchaser's entire investment, and there are substantial restrictions on the transferability of the shares underlying the Series C Shares.

      3.3  Purchaser is able to (a) bear the economic  risk of this  investment,
(b) hold the Series C Shares or shares underlying the Series C Shares, and (c) can presently afford a complete loss of this investment.

      3.4 Purchaser has adequate means of providing for current needs and personal contingencies and has no need for liquidity in this investment. Purchaser further represents that Purchaser's overall commitment to investments which are not marketable is not disproportionate to Purchaser's net worth and the investment in the Series C Shares will not cause such commitment to become excessive.

      3.5 Purchaser has adequate knowledge and expertise in financial and business matters to be capable of evaluating the merits and risk of an investment in the Series C Shares and of making an informed investment decision.

      3.6 Purchaser is acquiring the Series C Shares for Purchaser's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the Securities Act"). Purchaser hereby acknowledges and agrees that the Series C Shares and shares underlying the Series C Shares have not been registered under the Securities Act or any state securities or "blue sky" laws and may not be sold, transferred or otherwise disposed of except in compliance with the provisions of the Securities Act and the rules and regulations promulgated thereunder and such state securities or "Blue sky" laws.

4.    Miscellaneous Provisions:

      4.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

      4.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Any dispute in any way related to the subject matter of this Agreement shall be litigated exclusively within the State of New York and all parties hereto, consent to the jurisdiction of the State and/or United States Federal District Courts of New York. Should any clause, section or part of this Agreement be held or declared to be void or


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

illegal for any reason, all other clauses, sections or parts of this Agreement that can be affected without such illegal clause, section or part shall nevertheless continue in full force and effect.

      4.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or heirs and personal representatives.

      4.4 Counterparts. This Agreement may be executed by fax transmission and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                              AMPLIDYNE, INC.


                                              By: /s/ Tarlochan Bains
                                                  ------------------------------
                                                  Tarlochan Bains, President


                                                  /s/ John Lee
                                                  ------------------------------
                                                  John Lee, Purchaser


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